Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-143635) of Diana Shipping Inc. and in the related Prospectus of our reports dated March 13, 2008, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of Diana Shipping Inc. included in this Annual Report (Form 20-F) for the year ended December 31, 2007.

Very truly yours,

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

March 13, 2008
Athens, Greece.

SK 23159 0002 864571